Exhibit 99.1
Saga Communications, Inc.
Reports 1st Quarter 2010 Results
Free Cash Flow Increased 140%
Contact:
Samuel D. Bush
313/886-7070
Grosse Pointe Farms, MI — May 11, 2010 — Saga Communications, Inc. (NYSE Amex-SGA) today reported net operating revenue for the quarter ended March 31, 2010 increased 7.1% to $28.0 million. Free cash flow increased 140% to $2.3 million for the quarter compared to $939 thousand for the same period in 2009. Station operating expense decreased 5.8% compared to the same period last year to $22.6 million (station operating expense includes depreciation and amortization attributable to the stations). The Company’s net income for the period was $3.3 million ($.78 per fully diluted share) compared to a net loss of $362 thousand (-$0.09 per fully diluted share) for the same period last year.
The Company continues to maintain a solid balance sheet with $16.4 million in cash balances as of March 31, 2010. As of March 31, 2010, the Company’s outstanding bank debt was $116.1 million. The trailing 12 month leverage ratio calculated as a multiple of EBITDA was 3.7 times. Netting cash against outstanding debt, the ratio would be 3.2 times.
Capital expenditures in the first quarter of 2010 were $845 thousand compared to $1.1 million for the same period last year. For the 2009 fiscal year total capital expenditures were $4.0 million. The Company currently expects to spend approximately $4.5 — $5.0 million for capital expenditures during 2010.
Saga Communications utilizes certain financial measures that are not calculated in accordance with generally accepted accounting principles (GAAP) to assess its financial performance. Such non-GAAP measures include free cash flow, trailing 12 month consolidated EBITDA, and leverage ratio. These non-GAAP measures are generally recognized by the broadcasting industry as measures of performance and are used by Saga to assess its financial performance including but not limited to evaluating individual station and market-level performance, evaluating overall operations, as a primary measure for incentive based compensation of executives and other members of management and as a measure of financial position. Saga’s management believes these non-GAAP measures are used by analysts who report on the industry and by investors to provide meaningful comparisons between broadcasting groups, as well as an indicator of their market value. These measures are not measures of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not as a substitute for the results of operations presented on a GAAP basis including net operating revenue, operating income, and net income. Reconciliations for all of the non-GAAP financial measures to the most directly comparable GAAP measure are attached in the Selected Supplemental Financial Data table.
Saga Communications, Inc. is a broadcasting company whose business is devoted to acquiring, developing and operating broadcast properties. The Company owns or operates broadcast properties in 26 markets, including 61 FM and 30 AM radio stations, 3 state radio networks, 2 farm radio networks, 5 television stations and 4 low-power television stations. For additional information, contact us at (313) 886-7070 or visit our website at www.sagacommunications.com.
Saga’s 1st Quarter 2010 conference call will be on Tuesday, May 11, 2010 at 2:00 p.m. EDT. The dial-in number for domestic calls is (612) 288-0329. The call can be replayed for 7 days by calling domestically (800) 475-6701 and referring to access code 153594.
The Company requests that all parties that have a question that they would like to submit to the Company to please email the inquiry by 1:00 p.m. EDT on May 11, 2010 to SagaIR@sagacom.com. The Company will discuss, during the limited period of the conference call, those inquiries it deems of general relevance and interest. Only inquiries made in compliance with the foregoing will be discussed during the call.
This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “believes,” “expects,” “anticipates,” “guidance” and similar expressions are intended to identify forward-looking statements. Key risks, including risks associated with Saga’s ability to effectively integrate the stations it acquires and the impact of federal regulation on Saga’s business, are described in the reports Saga Communications, Inc. periodically files with the U.S. Securities and Exchange Commission, including Item 1A of our Annual Report on Form 10-K. Readers should note that these statements may be impacted by several factors, including national and local economic changes and changes in the radio and television broadcast industry in general, as well as Saga’s actual performance. Results may vary from those stated herein and Saga undertakes no obligation to update the information contained here.

Saga Communications, Inc.
Selected Consolidated Financial Data
For The Three Months Ended
March 31, 2010 and 2009
(amounts in 000’s except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2010	2009

Operating Results
Net operating revenue	$27,987	$26,124
Station operating expense	22,560	23,940
Corporate general and administrative	1,882	2,067

Operating income	3,545	117
Interest expense	1,519	773
Other income, net	(3,596)	(4)

Income (loss) before income tax	5,622	(652)
Income tax expense (benefit)	2,305	(290)

Net income (loss)	$3,317	$(362)

Earnings (loss) per share
Basic	$0.78	$(0.09)

Diluted	$0.78	$(0.09)

Weighted average common shares	4,228	4,161
Weighted average common shares and common shares equivalents	4,229	4,161

Free Cash Flow
Net income (loss)	$3,317	$(362)
Plus: Depreciation and amortization:
Station	1,845	2,197
Corporate	52	61
Deferred tax provision (benefit)	1,180	(215)
Non-cash compensation	298	327
Other income, net	(3,596)	(4)
Less: Capital expenditures	(845)	(1,065)

Free cash flow	$2,251	$939

Balance Sheet Data
Working capital	$9,203	$16,304
Net fixed assets	$68,152	$72,210
Net intangible assets and other assets	$97,432	$113,915
Total assets	$202,823	$216,847
Long term debt (including current portion of $15,200 and $2,350, respectively)	$116,078	$133,411
Stockholders’ equity	$67,630	$65,233

Saga Communications, Inc.
Selected Supplemental Financial Data
March 31, 2010
(amounts in 000’s except ratios)
(Unaudited)

			Corporate
	Radio	Television	and Other	Consolidated
Three Months Ended March 31, 2010:
Net operating revenue	$24,144	$3,843	$—	$27,987
Station operating expense	19,223	3,337	—	22,560
Corporate G&A	—	—	1,882	1,882

Operating income	$4,921	$506	$(1,882)	$3,545

Depreciation and amortization	$1,421	$424	$52	$1,897

			Corporate
	Radio	Television	and Other	Consolidated
Three Months Ended March 31, 2009:
Net operating revenue	$22,697	$3,427	$—	$26,124
Station operating expense	20,317	3,623	—	23,940
Corporate G&A	—	—	2,067	2,067

Operating income	$2,380	$(196)	$(2,067)	$117

Depreciation and amortization	$1,531	$666	$61	$2,258

		Less:	Plus:	Trailing
	12 Mos Ended	3 Mos Ended	3 Mos Ended	12 Mos Ended
	December 31,	March 31,	March 31,	March 31,
	2009	2009	2010	2010
Trailing 12 Month Consolidated EBITDA
Net income (loss)	$(2,581)	$(362)	$3,317	$1,098
Less: Gain (loss) on sale of assets	(210)	4	35	(179)
Gain on exchange of assets	495	—	—	495
Impairment of intangible assets	(17,286)	—	—	(17,286)
Gain on license downgrade	—	—	3,561	3,561
Other	196	(4)	(12)	188

Total exclusions	(16,805)	—	3,584	(13,221)

Consolidated Adjusted Net Income (Loss)	14,224	(362)	(267)	14,319
Plus: Interest expense	4,948	773	1,519	5,694
Income tax expense (benefit)	(1,161)	(290)	2,305	1,434
Depreciation & amortization expense	8,629	2,258	1,897	8,268
Amortization of television syndicated programming contracts	706	179	180	707
Non-cash stock based compensation expense	1,366	327	298	1,337
Less: Cash television programming payments	(725)	(182)	(181)	(724)

Trailing twelve month consolidated EBITDA	$27,987	$2,703	$5,751	$31,035

Total long-term debt, including current maturities				$116,078
Divided by trailing twelve month consolidated EBITDA				31,035

Leverage ratio				3.7

Total long-term debt, including current maturities				$116,078
Less: Cash and cash equivalents as of March 31, 2010				(16,426)

Long-term debt, including current maturities less cash and cash equivalents as of March 31, 2010				99,652
Divided by trailing twelve month consolidated EBITDA				31,035

Adjusted leverage ratio				3.2